EXHIBIT 99.1

SHAREHOLDER COMMUNICATION
DATED OCTOBER 17, 2007

Filed by MVP Network, Inc. Pursuant to Rule 425
Under the Securities Act of 1933
Subject Company:  MVP Network, Inc.
Commission File No. of Subject Company:  0-5833

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The following shareholder communication was sent to shareholders of MVP Network, Inc. and MVP Network Online Games, Inc. on October 17, 2007:

To: MVP Network, Inc and MVP Network Online Games, Inc. shareholders

From: Paul A. Schneider, President

Date: October 17, 2007

Re: Progress Report to Shareholders concerning Form 211 Application and S-4 Registration Statement filed with the SEC

FORM 211 APPLICATION

Our proposed market maker received a third letter dated October 11, 2007 from the Financial Industry Regulatory Authority (“FINRA”) referencing MVP Network, Inc. (“Company”) that contained two (2) questions or comments.  FINRA has asked when the Company’s Form S-4 registration statement has been or will be declared effective.

Apparently, FINRA does not intend to approve the Company’s Form 211 application and issue a trading symbol for the Company’s common stock before the Form S-4 registration statement is declared effective by the Securities and Exchange Commission (“SEC”).

If and when all questions and comments are answered to FINRA’s satisfaction, FINRA should assign a trading symbol to the Company’s common stock, and the proposed market maker can then begin to make a market in the Company’s common stock.

FORM S-4 REGISTRATION STATEMENT

The Company filed its Form S-4 registration statement with the SEC on September 10, 2007. You may view the registration statement on the SEC’s website at www.sec.gov.

The S-4 registration statement registers shares of the Company’s common stock with the SEC for the purpose of acquiring MVP Network Online Games, Inc. (“MVP Online Games”) through a merger.  As explained in the registration statement, each share of MVP Online Games common stock will be exchanged for four (4) shares of MVP Network, Inc. common stock upon consummation of the merger.  Please refer to the registration statement for a detailed description of the terms and conditions of the merger.

We received a comment letter from the SEC dated October 11, 2007 concerning the S-4 registration statement.  We intend to respond to each comment and to file an amendment to the Form S-4 registration statement in response to the comment letter.  You will be able to review the amendment to the Form S-4 registration statement once it is filed on the SEC’s website at www.sec.gov.  We expect that should occur sometime within the next week.

It is not uncommon for a company to receive and respond to multiple comment letters from the SEC before a registration statement is declared effective.  After the amendment to our registration statement has been filed, we will wait to receive any further comments from the SEC.

We anticipate being able to complete the merger sometime in 4th quarter 2007, subject to the registration statement receiving an effective date, and subject to the satisfaction of certain conditions described in the registration statement.  Once the registration statement receives an effective date, a copy of the definitive information statement and prospectus will be sent to each of you.

THIS LETTER DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OF THE COMPANY, AND NO OFFER IS MADE HEREBY.

Additional Information about the Proposed Transaction and Where to Find It:

The Company has filed with the SEC a registration statement on Form S-4 in connection with the proposed transaction, which includes the Company’s preliminary information statement and the preliminary prospectus for shareholders of MVP Online Games for the proposed merger. The registration statement has not yet been declared effective, and a definitive information statement/prospectus is not yet available. THE REGISTRATION STATEMENT AND THE DEFINITIVE INFORMATION STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, MVP ONLINE GAMES, THE MERGER AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE INFORMATION STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE. Free copies of the registration statement and the information statement/prospectus and other documents filed with the SEC by the Company can be obtained through the web site maintained by the SEC at www.sec.gov. In addition, free copies of the registration statement and the information statement/prospectus will be available from MVP Network, Inc. or MVP Online Games by contacting Timothy R. Smith at (314) 241-0070.

Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements in this communication include expectations about the timing of the merger and the satisfaction of closing conditions to the transaction. Actual results may differ materially from those contained in the forward-looking statements in this communication. MVP Network, Inc. and MVP Online Games undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after this communication. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. All forward-looking statements are qualified in their entirety by this cautionary statement.

Sincerely,

/s/ Paul A. Schneider

Paul A. Schneider, President
MVP Network, Inc.

SEC/0815